United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
January 11, 2018
Cannae Holdings, Inc.
(Exact name of Registrant as Specified in its Charter)
1-38300
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	81-1273460 (IRS Employer Identification Number)
1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of Principal Executive Offices)
(702) 323-7330
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

On January 11, 2018, Cannae Holdings, Inc. (NYSE: CNNE), majority owner and operator of the Ninety Nine Restaurant & Pub restaurant concept (Ninety Nine Restaurants), reported preliminary unaudited sales results for the fourth quarter and fiscal year ended December 31, 2017 relative to Ninety Nine Restaurants. The preliminary sales results are reported on the fiscal fourth quarter period from September 4, 2017 through December 31, 2017 (17 weeks) and the fiscal 2017 period from December 26, 2016 through December 31, 2017 (53 weeks). The Company expects to report its full fourth quarter and fiscal 2017 results later in the first quarter of 2018.

Net revenue for Ninety Nine Restaurants for the fourth quarter of fiscal 2017, which contained 17 weeks, totaled approximately $96.5 million an increase of $7.0 million or 7.8% compared to $89.5 million during the quarter ended December 25, 2016, which included 16 weeks. The Company estimates the impact of the additional week during both the fourth quarter and full fiscal year of 2017, which included six days of operations due to the closure of all restaurant locations on Christmas Day, totaled approximately $6.0 million.

For the full fiscal year, net revenue for Ninety Nine Restaurants for the 53 weeks ended December 31, 2017 totaled approximately $311.2 million, an increase of $7.2 million, or 2.4% compared to $304.0 million for the 52 weeks included in the fiscal year ended December 25, 2016.

The Company is furnishing this 8-K pursuant to Item 2.02, “Results of Operations and Financial Condition."

Forward-Looking Statements and Risk Factors

This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to potential differences between Ninety Nine Restaurants preliminary results and the final results for the quarter ended December 31, 2017 as a result of the completion of financial reporting processes and review; changes in general economic, business and political conditions, including changes in financial markets, unemployment, interest rates, certain commodity prices and certain economic and business factors specific to the restaurant industry that are largely out of our control; significant competition that our operating subsidiaries face; compliance with government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Registration Statement on Form S-1 on Form S-4 and other filings with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.
Date:	January 11, 2018	By:	/s/ Richard L. Cox
			Name:	Richard L. Cox
			Title:	Chief Financial Officer